As filed with the Securities and Exchange Commission on September 16, 1999
                                  Reg. No. 33



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    -----------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------
                             PEN INTERCONNECT, INC.
             (Exact name of registrant as specified in its charter)
         Utah                                           87-0430260
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         identification No.)

                               1601 Alton Parkway
                                Irvine, CA 92606
                                 (949) 798-5800
                    (Address of principal executive offices)
                ------------------------------------------------

                              CONSULTING AGREEMENTS

                              (Full title of plan)
                        --------------------------------

                                Stephen J. Fryer
                                    President
                               1601 Alton Parkway
                                Irvine, CA 92606
                     (Name and address of agent for service)
                                 (949) 798-5800
                    (Telephone number, including area code of
                           agent for service) Copy to:
                              Owen Naccarato, Esq.
                                   31 Grenache
                                Irvine, CA 92614
                                 (949) 300-2487

                         CALCULATION OF REGISTRATION FEE


                                            Proposed maximum     Proposed maximum
Title of securities   Amount to be          offering price       aggregate offering    Amount of
to be registered      registered            per share            price                 registration fee
------------------------------------------------------------------------------------------------------------
Common Stock          3,326,667                      $0.30              $998,000            $277.44
( par value .01)
------------------------------------------------------------------------------------------------------------

 Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the exercise price of 3,326,667 warrants at $0.30 per share.

                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS


Item 1. Plan Information. *

Item 2. Registrant Information and Employee Plan Annual Information. *

       *Information required by Part 1 to be contained in the Section 10(a) Prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         The following documents filed by Pen Interconnect, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

         (a) the Company's annual report on Form 10-KSB/A for the fiscal year ended September 30, 1998 (Commission File No. 1-14072):

         (b) all other reports filed by the Company pursuant to Section 13(a) or
Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since September 30, 1998 through the date hereof;

         (c) section  entitled  "Description  of  Securities-  common  stock" is
incorporated   from  the   Company's   registration   statement  on  form  SB-2,
registration number 333-79631 filed May 28, 1999, and

         (d) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

         Not applicable.

Item 5. Interests of Named Experts and Counsel

         Not applicable.

Item 6. Indemnification of Directors and Officer

         The Certificate of Incorporation of the Company provides that all directors, officers, employees and agents of the Company shall be entitled to be indemnified by the Company to the fullest extent permitted by law. The Certificate of Incorporation also provides as follows:

         The corporation shall, to the fullest extent permitted by the Act, as the same may be amended and supplemented, indemnify all directors, officers, employees, and agents of the corporation whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities, or other matters referred to therein or covered thereby. Such right to indemnification or advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee, or agent of the corporation, and shall inure to the benefit of the heirs, executives, and administrators of such persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of stockholders or of disinterested directors or otherwise. The corporation shall have the right to purchase and maintain insurance on behalf of its directors, officers, and employees or agents to the full extent permitted by the Act, as the same may be amended or supplemented.

Commission Policy

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed

         Not applicable.

Item 8.           Exhibits

         The Exhibits to this registration statement are listed in the index to Exhibits on page 7.

Item 9. Undertakings

(a)      The undersigned registrant hereby undertakes:

       (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

         To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement:

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraph (1)(i) and (I)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

                  The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on September 16, 1999.

                           PEN INTERCONNECT, INC.
                           By  /s/ Stephen J. Fryer
                           Stephen J. Fryer, President/
                           Chief Executive Officer/Principal
                           Accounting Officer

Each person whose signature appears below hereby constitutes and appoints Stephen J. Fryer as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933. Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                           Date

 /s/ James S. Pendleton           Chairman                   September 16, 1999
James S. Pendleton

/s/ Wayne R. Wright               Director                   September 16, 1999
Wayne R. Wright

/s/ C. Reed Brown                 Director                   September 16, 1999
C. Reed Brown

/s/ Stephen J. Fryer              Director, CEO              September 16, 1999
Stephen J. Fryer                    and President

/s/ James E. Harward
James E. Harward                  Director                   September 16, 1999

/s/ Milton Haber
Milton Haber                      Director                   September 16, 1999

                                INDEX TO EXHIBITS



Exhibit
NO.                      Description

  4.1    Consulting Agreements

  5.1 Opinion of Counsel, regarding the legality of the securities registered hereunder.

  23.1   Consent of Independent Public Accountants.

    Consent of Counsel (included as part of Exhibit 5.1)

Exhibit 4.1                 Consulting Agreements


                       Number of Shares/Options

         4.1(a)               1,000,000

         4.1(b)               1,000,000

         4.1(c)               1,326,667

Exhibit 4.1(a)

                              CONSULTING AGREEMENT


         This Consulting Agreement (the "Consulting Agreement") made as of September 1, 1999, by and between Howard Schraub, 8638 Rueffe Monte Carlo, La Jolla CA 92037 ("Consultant") and Pen Interconnect, Inc. with offices at 1601 Alton Parkway, Irvine, CA 92606 (the "Company").

                                   WITNESSETH

         WHEREAS, the Company requires and will continue to require consulting services relating to management, strategic planning and marketing in connection with its business; and

         WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

         WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

         1.       APPOINTMENT.

         The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

         2.       TERM.

         The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on August 31, 2000, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

         3.       SERVICES.

         During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

                  (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

                  (b) The implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

                  (c) Advise the Company relative to the recruitment and employment of key executives consistent with the expansion of operations of the Company;

                  (d) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, business acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof; and

                  (e) Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing and other preferred and common stock equity private or public financing.

         4.       DUTIES OF THE COMPANY.

       The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

         5.       COMPENSATION.

       The Company will immediately grant Consultant the option to purchase 1,000,000 shares of the Company's Common Stock with an exercise price at $0.30 per share, which option shall expire on August 31, 2000 at 5:00 P.M. P.S.T. Consultant in providing the foregoing services, shall be reimbursed for any pre-approved out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

         6.       REPRESENTATION AND INDEMNIFICATION.

       The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

         7.       MISCELLANEOUS.

       Termination: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective five
(5)  business  days  from  the  date of such  notice.  This  Agreement  shall be
terminated   immediately  upon  written  notice  for  material  breach  of  this
Agreement.


       Modification:   This   Consulting   Agreement   sets   forth  the  entire
understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.


       Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.


         Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

       Assignment: The Options under this Agreement are assignable at the discretion of the Consultant.

       Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.


       Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Orange County, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

         IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

PEN INTERCONNECT, INC.                         CONSULTANT



/s/ Stephen J. Fryer                           /s/ Howard Schraub
Stephen J. Fryer, President/                    Howard Schraub
Chief Executive Officer

Exhibit 4.1(b)


                              CONSULTING AGREEMENT


         This Consulting Agreement (the "Consulting Agreement") made as of September 1, 1999, by and between George Furla, 2317 Mount Olympus Dr., Los Angeles, CA 94402 ("Consultant") and Pen Interconnect, Inc. with offices at 1601 Alton Parkway, Irvine, CA 92606 (the "Company").

                                   WITNESSETH

         WHEREAS, the Company requires and will continue to require consulting services relating to management, strategic planning and marketing in connection with its business; and

         WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

         WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

         1.       APPOINTMENT.

         The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

         2.       TERM.

         The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on August 31, 2000, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

         3.       SERVICES.

         During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

                  (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

                  (b) The implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

                  (c) Advise the Company relative to the recruitment and employment of key executives consistent with the expansion of operations of the Company;

                  (d) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, business acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof; and

                  (e) Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing and other preferred and common stock equity private or public financing.

         4.       DUTIES OF THE COMPANY.

       The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.


         5.       COMPENSATION.

       The Company will immediately grant Consultant the option to purchase 1,000,000 shares of the Company's Common Stock with an exercise price of $0.30 per share, which option shall expire on August 31, 2000 at 5:00 P.M. P.S.T. Consultant in providing the foregoing services, shall be reimbursed for any pre-approved out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

         6.       REPRESENTATION AND INDEMNIFICATION.

       The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

         7.       MISCELLANEOUS.

       Termination: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective five
(5)  business  days  from  the  date of such  notice.  This  Agreement  shall be
terminated   immediately  upon  written  notice  for  material  breach  of  this
Agreement.

       Modification:   This   Consulting   Agreement   sets   forth  the  entire
understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

       Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.


         Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

       Assignment: The Options under this Agreement are assignable at the discretion of the Consultant.

       Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.


       Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Orange County, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

         IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

PEN INTERCONNECT, INC.                          CONSULTANT



/s/ Stephen J. Fryer                            /s/ George Furla
Stephen J. Fryer, President/                            George Furla
Chief Executive Officer

Exhibit 4.1(c)



                              CONSULTING AGREEMENT


         This Consulting Agreement (the "Consulting Agreement") made as of September 1, 1999, by and between Peter Benz, 543 Virginia Street, San Mateo, CA 94402 ("Consultant") and Pen Interconnect, Inc. with offices at 1601 Alton Parkway, CA 92606 (the "Company").

                                   WITNESSETH

         WHEREAS, the Company requires and will continue to require consulting services relating to management, strategic planning and marketing in connection with its business; and

         WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

         WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

         1.       APPOINTMENT.

         The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

         2.       TERM.

         The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on August 31, 2000, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

         3.       SERVICES.

         During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

                  (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

                  (b) The implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

                  (c) Advise the Company relative to the recruitment and employment of key executives consistent with the expansion of operations of the Company;

                  (d) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, business acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof; and

                  (e) Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing and other preferred and common stock equity private or public financing.

         4.       DUTIES OF THE COMPANY.

       The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.


         5.       COMPENSATION.

       The Company will immediately grant Consultant the option to purchase 1,326,667 shares of the Company's Common Stock valued at $0.30 per share, which option shall expire on August 31, 2000 at 5:00 P.M. P.S.T. Consultant in providing the foregoing services, shall be reimbursed for any preapproved out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

         6.       REPRESENTATION AND INDEMNIFICATION.

       The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

         7.       MISCELLANEOUS.

       Termination: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective five
(5)  business  days  from  the  date of such  notice.  This  Agreement  shall be
terminated   immediately  upon  written  notice  for  material  breach  of  this
Agreement.


       Modification:   This   Consulting   Agreement   sets   forth  the  entire
understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.


       Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

         Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

       Assignment: The Options under this Agreement are assignable at the discretion of the Consultant.

       Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.


       Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Orange County, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

         IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

PEN INTERCONNECT, INC.                        CONSULTANT



 /s/ Stephen J. Fryer                         /s/ Peter Benz
Stephen J. Fryer, President/                        Peter Benz
Chief Executive Officer

Exhibit 5.1

                               OPINION OF COUNSEL

                                Owen M. Naccarato
                                 Attorney at Law
                                   31 Grenache
                                Irvine, CA 92614
                   Office: (818) 255-4996 Fax: (818) 255-4997
                              Mobil (949) 300-2487

September 13, 1999

Pen Interconnect, Inc.
1601 Alton Parkway
Irvine, CA 92606

Re:      Registration Statement on Form S-8

Gentleman:

I have acted as counsel for Pen Interconnect, Inc. (the "Company"), in connection with the preparation and filing of the Company's Registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Registration Statement"), relating to 3,326,667 shares of the Company's common stock, no par value, (the "common stock"), issuable pursuant to the Company's Consultants Agreements, (the "Plan").

         I have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company and all amendments thereto, the Registration Statement and originals, or copies certified to my satisfaction, of such records and meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in my judgement are necessary or appropriate to enable me to render the opinions expressed below.

         Based on the foregoing examination, I am of the opinion that the shares of Common Stock issuable with the Plan are duly authorized and, when issued in accordance with the Plan, will be validly issued, fully paid and nonassessable.

         Further, I consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Owen Naccarato
Owen Naccarato, Esq.

Exhibit 23.1



                                     CONSENT


We have issued our report dated January 12, 1999 accompanying the financial statements of Pen Interconnect, Inc. appearing in the 1998 Annual Report of the Company to its shareholders on Form 10-KSB for the year ended September 30, 1998 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


                                                  /s/ Grant Thornton LLP



Salt Lake City, Utah
September 14, 1999






                                       /s/ ____________________.
                                       Grant Thorton LLP
                                       Certified Public Accountants